UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2016

Northern Power Systems Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

British Columbia	000-55184	98-1181717
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

29 Pitman Road, Barre, Vermont		05641
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	802-461-2955

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 18, 2016 the Audit Committee of the Board of Directors (the "Audit Committee") of Northern Power Systems Corp. ("Northern Power" or the "Company") concluded, after discussion with management, that the Company’s financial results contained in its Annual Report on Form 10-K for the years ended December 31, 2013 and December 31, 2014, and its Quarterly Reports on Form 10-Q for the quarters ending March 31, 2015, June 30, 2015, and September 30, 2015 (the "Relevant Periods") should no longer be relied upon and should be restated due to an error in the Company’s accounting practices for certain overseas transactions.

Specifically, the Company’s financials are being restated due to an error in the timing of recognizing revenue for certain overseas transactions involving sales of the Company’s wind turbines. The Company has historically recognized revenue for a wind turbine sale when title and risk of loss transfers to the customer, which occurs at the time of shipment from the Company’s Vermont manufacturing facility. For the overseas transactions at issue, because the wind turbines were shipped to a foreign logistics warehouse, rented by Northern Power in the customer’s country, the Audit Committee has determined that revenue for such transactions should have been recorded when the wind turbine was transported out of the foreign logistics warehouse to the customer’s installation site, and not when shipped from the Company’s Vermont manufacturing facility. For some transactions, due to the amount of time a turbine was in overseas transit and in the foreign logistics warehouse, revenue for turbines shipped in one quarter should have been recorded in a subsequent fiscal quarter. In such cases, revenue previously recognized in certain quarters will be recognized in subsequent quarters. The Company has determined that restatement of the Relevant Periods has no impact on the Company’s cash position or cash flow from operations.

The Company has discussed the matter disclosed in this Current Report on Form 8-K with RSM US LLP, the Company’s current independent registered public accounting firm, and with CohnReznik LLP, which was the Company’s independent registered public accounting firm for the year ended December 31, 2013.

The Company intends to include the restated financial data for the Relevant Periods in footnotes to its Annual Report on Form 10-K for the year ended December 31, 2015 (the "2015 Form 10-K"). Therefore, the Company does not intend to file amendments to its Annual Reports on Form 10-K for the years ending December 31, 2013 and December 31, 2014, or its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015, or September 30, 2015. At this time, the Company expects to complete its review and procedures regarding the matters described in this Current Report on Form 8-K and to file its 2015 Form 10-K by June 30, 2016. However, there can be no assurance that the process will be completed at that time, or that no additional adjustments will be identified.

The Company has issued a press release describing the matters disclosed in this Current Report on Form 8-K, which is attached as Exhibit 99.1 and is incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

The following exhibit is furnished as part of this Report:

Exhibit No. 99.1 Press release dated May 24, 2016, issued by Northern Power Systems Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Power Systems Corp.

May 24, 2016	By:	/s/ Ciel R. Caldwell

Name: Ciel R. Caldwell
Title: Senior Vice President for Operations and Finance

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated May 24, 2016, issued by Northern Power Systems Corp.